Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

dated as of

May 9, 2017

among

EVERI PAYMENTS INC.,
as the Borrower

THE OTHER GRANTORS IDENTIFIED HEREIN

and

JEFFERIES FINANCE LLC,
as Collateral Agent

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement	1
SECTION 1.02. Other Defined Terms	1

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge	6
SECTION 2.02. Delivery of the Pledged Collateral	6
SECTION 2.03. Representations, Warranties and Covenants	9
SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests	11
SECTION 2.05. Registration in Nominee Name; Denominations	11
SECTION 2.06. Voting Rights; Dividends and Interest	11
SECTION 2.07. Further Assurances	13

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest	14
SECTION 3.02. Representations and Warranties	15
SECTION 3.03. Covenants	17
SECTION 3.04. Instruments	19

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default	20
SECTION 4.02. Application of Proceeds	21
SECTION 4.03. Grant of License to Use Intellectual Property; Power of Attorney	22

ARTICLE V

Miscellaneous

SECTION 5.01. Notices	22

i

Page

SECTION 5.02. Waivers; Amendment	23
SECTION 5.03. Collateral Agent’s Fees and Expenses	23
SECTION 5.04. Successors and Assigns	23
SECTION 5.05. Survival of Agreement	23
SECTION 5.06. Counterparts; Effectiveness; Successors and Assigns; Several Agreement	24
SECTION 5.07. Severability	24
SECTION 5.08. Right of Set-Off	24
SECTION 5.09. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process	24
SECTION 5.10. Headings	25
SECTION 5.11. Security Interest Absolute	25
SECTION 5.12. [Reserved]	25
SECTION 5.13. Termination or Release	25
SECTION 5.14. Additional Guarantors	26
SECTION 5.15. Collateral Agent Appointed Attorney-in-Fact	26
SECTION 5.16. General Authority of the Collateral Agent	27
SECTION 5.17. Reasonable Care	27
SECTION 5.18. Deeds of Trust	27
SECTION 5.19. Reinstatement	27
SECTION 5.20. Miscellaneous	27

Schedules

SCHEDULE I Pledged Equity; Pledged Debt
SCHEDULE II Commercial Tort Claims

Exhibits

EXHIBIT I Form of Security Agreement Supplement
EXHIBIT II Form of Patent Security Agreement
EXHIBIT III Form of Trademark Security Agreement
EXHIBIT IV Form of Copyright Security Agreement
Exhibit V Form of Escrow Agreement

ii

SECURITY AGREEMENT, dated as of May 9, 2017, among EVERI PAYMENTS INC., a Delaware corporation (the “Borrower”), the other Grantors identified herein and who from time to time become a party hereto and JEFFERIES FINANCE LLC, as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”).

Reference is made to that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Everi Holdings Inc. (the “Parent”), Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”).

The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement, and the Hedge Banks and the Cash Management Banks have agreed to perform certain obligations under Secured Hedge Agreements and Secured Cash Management Agreements, respectively.  The obligations of the Lenders to extend such credit and the performance of such obligations of the Hedge Banks and the Cash Management Banks under the Secured Hedge Agreements and Secured Cash Management Agreements, respectively, are conditioned upon, among other things, the execution and delivery of this Agreement.  The Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and the performance of such obligations by the Hedge Banks and the Cash Management Banks, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Hedge Banks and the Cash Management Banks to enter into such Secured Hedge Agreements and Secured Cash Management Agreements, as applicable.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.   Credit Agreement.

(a)         Unless otherwise noted, capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.  Whether or not defined in the Credit Agreement, all terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)         The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02.   Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Agreement” means this Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to and under the copyright laws of the United States or any other jurisdiction, whether as author, assignee, transferee, exclusive licensee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other jurisdiction, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO or any comparable non-United States office.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Escrow Agent” has the meaning assigned to such term in Section 2.07.

“Escrow Agreement” has the meaning assigned to such term in Section 2.07.

“Excluded Assets” means (a) any fee-owned real property, together with any improvements thereon, with an individual fair market value not to exceed $10,000,000 and all real property leasehold interests (including requirements to deliver landlord lien waivers, estoppels and collateral access letters), (b) motor vehicles and other assets subject to certificates of title (other than to the extent a Lien thereon can be perfected by the filing of a financing statement under the UCC of any applicable jurisdiction), (c) Letter-of-Credit Rights (other than to the extent a Lien thereon can be perfected by the filing of a financing statement under the UCC of any applicable jurisdiction), (d) Commercial Tort Claims with a value of less than $1,000,000 individually and $5,000,000 in the aggregate, (e) any Gaming License or any other asset or property to the extent the grant of a security interest therein is prohibited by applicable Law or requires a consent not obtained of any Governmental Authority (including from a Gaming Board) pursuant to such applicable Law (including Gaming Laws), in each case, after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction or other applicable Law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction or other applicable Law notwithstanding such prohibition, (f) assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined, in writing, by the Borrower and the Administrative Agent, (g) any lease, license or other agreement or Contractual Obligation or any property subject to a purchase money security interest, Lien securing a Capitalized Lease Obligation or similar arrangement, in each case permitted to be incurred under the Credit Agreement, to the extent that a grant of a security interest therein would require a consent not obtained or violate or invalidate such lease, license or agreement or Contractual Obligation or purchase money arrangement, Capitalized Lease Obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower, the Parent or any other Guarantor), in each case, after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction and other applicable Law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction or other applicable Law notwithstanding such prohibition, (h) those assets as to which the Administrative Agent and the Borrower shall reasonably determine, in writing, that the cost of obtaining a Lien thereon or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby, (i) voting Equity Interests in excess of 65% of the total voting Equity Interests in (i) any CFC or (ii) any Domestic Subsidiary that has no material assets other than the equity of one or more Foreign Subsidiaries that are CFCs, (j) any Equity Interests in (i) any Person that is not a Wholly-Owned Subsidiary to the extent and for so long as the granting of a Lien on such Equity Interests would be prohibited by the terms of any Organization Document, joint venture agreement or shareholders’ agreement governing such Person or require any consent not obtained of any one or more third parties (other than the Borrower, the Parent or any other Guarantor), after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction or other applicable Law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction or other applicable Law notwithstanding such prohibition or (ii) any Unrestricted Subsidiary (until such time as any Unrestricted Subsidiary becomes a Restricted Subsidiary), (k) any “intent-to-use” trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto and (l) other than to the extent a Lien thereon can be perfected by the filing of a financing statement under the UCC of any applicable jurisdiction, any rights or property not located in the United States; provided that this clause (l) shall not exclude any Equity Interests of Foreign Subsidiaries that are otherwise required to be pledged pursuant to the terms of this Agreement; provided,  however, that “Excluded Assets” shall not include any Proceeds, substitutions or replacements of any “Excluded Assets” referred to in clauses (a) through (l) above (unless such Proceeds, substitutions or replacements would constitute “Excluded Assets” referred to in any of clauses (a) through (l) above).

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Grantor” means each of the Borrower, the Parent and each other Guarantor that is a party hereto, and each Guarantor that becomes a party to this Agreement after the Closing Date.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Trade Secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, Software and all additions, improvements and accessions to, and books and records describing any of the foregoing.

“Intellectual Property License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all (a) renewals, extensions, amendments and  supplements thereof, (b) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages for breach or for infringement claims pertaining to the licensed Intellectual Property (to the extent that a Grantor has the right to collect them), and (c) rights to sue for past, present and future breaches or violations thereof.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits II,  III and IV, respectively.

“Investment Property” has the meaning specified in Article 9 of the New York UCC, but shall not include any Pledged Collateral.

“Louisiana Gaming Control Board” has the meaning ascribed by La. R.S. 27.3 (2) and as established by La. R.S. 27.11 to be the body empowered to act pursuant to the Louisiana Gaming Control Act,  La. R.S. 27.1, et seq.

“Missouri Gaming Commission” has the meaning ascribed by MRS 313.004 and refers to the body empowered to act pursuant to Chapter 313 of the Missouri Revised Statutes and Title 11, Division 45 of the Missouri Code of State Regulations.

“Missouri Gaming Law” means Chapter 313 of the Missouri Revised Statutes and the regulations of the Missouri Gaming Commission promulgated thereunder.

“Mississippi Gaming Pledged Equity” has the meaning assigned to such term in Section 2.02(f).

“Missouri Gaming Pledged Equity” has the meaning assigned to such term in Section 2.02(k).

“Nevada Gaming Commission” has the meaning ascribed by NRS 463.0145 and refers to the agency of the State of Nevada created pursuant to NRS 463.022 to 463.029 and as empowered to act under the Nevada Gaming Control Act.

“Nevada Gaming Control Act” means Chapter 463 of the Nevada Revised Statutes and the regulations of the Nevada Gaming Commission promulgated thereunder.

“Nevada Gaming Control Board” has the meaning ascribed by NRS 463.0137 and refers to the agency of the State of Nevada created pursuant to NRS 463.030 to 463.110 and as empowered to act under the Nevada Gaming Control Act.

“Nevada Gaming Pledged Equity” has the meaning assigned to such term in Section 2.02(d).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all patents of the United States and each other jurisdiction, all registrations and recordings thereof, and all applications for patents of the United States and each other jurisdiction, and (b) all reissues, re-examinations, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions or improvements disclosed or claimed therein.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Issuer” means any issuer of Pledged Equity.

“Pledged Partnership/LLC Agreement” has the meaning assigned to such term in Section 3.05.

“Pledged Securities” means any promissory notes, stock certificates, limited or unlimited liability membership certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Software” means computer programs, object code, source code and supporting documentation, including, without limitation, “software” as such term is defined in the NY UCC and computer programs that may be construed as included in the definition of “goods” in the NY UCC, including any licensed rights to Software, and all media that may contain Software or recorded data of any kind.

“Trade Secrets” means any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, source code, object code and data collections.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, domain names, trade dress, logos, designs, fictitious business names, other source or business identifiers protected under the laws of the United States, any state or political subdivision thereof or any other jurisdiction, all registrations and recordings thereof, and all registration and applications filed in connection therewith in the USPTO or any similar offices in any State of the United States, any political subdivision thereof or any other jurisdiction, and all renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor and (b) all goodwill connected with the use thereof and symbolized thereby.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

ARTICLE II

Pledge of Securities

SECTION 2.01.   Pledge.  As security for the payment or performance, as the case may be, in full of the Obligations, including any Obligations under the Guaranty, each Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (a) all Equity Interests held by it, including those listed on Schedule I and any other Equity Interests obtained in the future by such Grantor and the certificates, if any, representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include any Excluded Assets; (b)(i) the debt securities owned by it and listed opposite the name of such Grantor on Schedule I, (ii) any debt securities obtained in the future by such Grantor and (iii) the intercompany notes and other promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Assets; (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01 and Section 2.02; (d) all payments of principal, interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and Pledged Debt; (e) all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a),  (b)(i),  (b)(ii),  (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”); provided that the Pledged Collateral shall not include any Excluded Assets.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, until the termination of this Agreement, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02.   Delivery of the Pledged Collateral.

(a)         Subject to the other provisions of this Section 2.02 and Section 7.14 and Schedule 7.14 of the Credit Agreement, each Grantor agrees to deliver to the Collateral Agent on the Closing Date all Pledged Securities owned by it on the Closing Date and with respect to any Pledged Securities issued or acquired after the Closing Date, it agrees to deliver or cause to be delivered as promptly as practicable (and in any event, within 60 days after the date of acquisition thereof or such longer period as to which the Collateral Agent may agree) to the Collateral Agent, for the benefit of the Secured Parties, any and all such Pledged Securities (other than (i) any uncertificated securities, but only for so long as such securities remain uncertificated and (ii) any Pledged Equity in any Immaterial Subsidiary, but only for so long as such Subsidiary remains an Immaterial Subsidiary).

(b)         The Grantors will cause any Indebtedness for borrowed money owed to any Grantor by any Person (other than intercompany Indebtedness between Grantors) having a principal amount in excess of (i) $1,000,000 individually or (ii) when aggregated with all other such Indebtedness for which this clause (b) has not been satisfied, $5,000,000 in the aggregate, to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c)         Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment or transfer duly executed in blank by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.

(d)         Each Grantor shall immediately upon receipt of all required approvals of the Nevada Gaming Control Board and Nevada Gaming Commission deliver the original certificates representing Pledged Equity, the pledge of which is governed by NRS 463.510 (such Pledged Equity, the “Nevada Gaming Pledged Equity”), together with stock powers executed in blank, to the Collateral Agent or, subject to Section 2.07, the Escrow Agent to be held by the Collateral Agent or, subject to Section 2.07, in escrow by the Escrow Agent within the State of Nevada, subject to the requirements of the Nevada Gaming Control Board and Nevada Gaming Commission in accordance with applicable provisions of the Nevada Gaming Control Act.  In addition, each Grantor shall, upon receipt of all required approvals of the Nevada Gaming Control Board and Nevada Gaming Commission, execute and deliver and cause to be executed and delivered such other documents and instruments (including UCC financing statements) as the Collateral Agent, in its reasonable discretion, deems necessary or desirable to create, evidence or perfect its security interest in the Nevada Gaming Pledged Equity, including, if applicable, the execution and delivery of the Escrow Agreement referred to in Section 2.07.

(e)         Notwithstanding any other provision of this Agreement:

(i)    the prior approval of the Nevada Gaming Commission must be obtained before any foreclosure or transfer of any possessory security interest in the Nevada Gaming Pledged Equity (except back to the original Grantor), the pledge of which is governed by NRS 463.510, and before any other enforcement of the Security Interest of the Collateral Agent in such Nevada Gaming Pledged Equity may occur;

(ii)   the stock certificates evidencing the Nevada Gaming Pledged Equity, the pledge of which is governed by NRS 463.510, must at all times remain physically within the State of Nevada at a location designated to the Nevada Gaming Control Board and must be made available for inspection by agents or employees of the Nevada Gaming Control Board immediately upon request during normal business hours; and

(iii)  the provisions of this Agreement relating to the Nevada Gaming Pledged Equity shall not be amended without the prior administrative approval of the Chairman of the Nevada Gaming Control Board or his designee.  Such administrative approval may not be granted regarding amendments to this Agreement or, subject to Section 2.07, the Escrow Agreement that increase or change the Nevada Gaming Pledged Equity that are the subject of the pledge which is governed by NRS 463.510 that change the location of the Nevada Gaming Pledged Equity in the possession of the Collateral Agent or, subject to Section 2.07, the Escrow Agent, or that change the identity of the Collateral Agent or, subject to Section 2.07, the Escrow Agent.

(f)         The prior approval of the Mississippi Gaming Commission must be obtained before any foreclosure or transfer of any possessory security interest in the Pledged Equity issued by any Person that is licensed by or registered with the Mississippi Gaming Commission (except back to the original Grantor), the pledge of which is governed by Miss. Code Ann. Section 75-76-207 (such Pledged

Equity, the “Mississippi Gaming Pledged Equity”), and before any other enforcement of the Security Interest in such Mississippi Gaming Pledged Equity may occur;

(g)         This Agreement shall not be amended without the prior administrative approval of the Chairman of the Nevada Gaming Control Board or his designee.  Such administrative approval may not be granted regarding amendments to this Agreement or, subject to Section 2.07, the Escrow Agreement that increase or change the Equity Interests that are the subject of the pledge which is governed by NRS 463.510, or that change the identity of the Collateral Agent or, subject to Section 2.07, the Escrow Agent.  In the event that the Collateral Agent exercises one or more of the remedies set forth in this Agreement with respect to the Nevada Gaming Pledged Equity, the Mississippi Gaming Pledged Equity or the Missouri Gaming Pledged Equity, including, without limitation, the foreclosure, transfer, sale, distribution or other disposition of any interest therein (except back to the original Grantor), the exercise of voting and consensual rights, and any other enforcement of the security interest in such Nevada Gaming Pledged Equity, the Mississippi Gaming Pledged Equity or the Missouri Gaming Pledged Equity, such action will require the separate and prior approval of the Gaming Authorities in Nevada and Mississippi, respectively, with respect to the Nevada Gaming Pledged Equity and the Mississippi Gaming Pledged Equity, respectively, and, in the case of the Missouri Gaming Pledged Equity, the provision of 30 days prior notice to the Gaming Authorities in Missouri or the licensing or finding of suitability of the Collateral Agent or any transferee thereof, in each case, unless such licensing or suitability requirement is waived thereby or is otherwise not required under the applicable Gaming Laws;

(h)         The Collateral Agent and, subject to Section 2.07 in the case of the Nevada Gaming Pledged Equity, the Escrow Agent, will be required to comply with the reasonable conditions, if any, imposed by the Gaming Authorities in connection with their approval of the pledge granted hereunder in the Nevada Gaming Pledged Equity, the Mississippi Gaming Pledged Equity or the Missouri Gaming Pledged Equity; provided that the Collateral Agent and, subject to Section 2.07, the Escrow Agent, shall not be deemed to have knowledge of any such conditions until written notice thereof has been delivered to the Collateral Agent and, subject to Section 2.07 in the case of the Nevada Gaming Pledged Equity, the Escrow Agent by the Borrower;

(i)         Any approval of the Gaming Authorities of this Agreement, any amendment hereto or the pledge hereunder, in each case, in the Nevada Gaming Pledged Equity or the Mississippi Gaming Pledged Equity, or, in the case of the Missouri Gaming Pledged Equity, the satisfaction of the notice obligations under the Gaming Laws of Missouri with respect to this Agreement in the Missouri Gaming Pledged Equity, any amendment hereto or the pledge hereunder in the Nevada Gaming Pledged Equity, the Mississippi Gaming Pledged Equity or the Missouri Gaming Pledged Equity, does not constitute approval, either express or implied, of the Collateral Agent to take any actions provided for in this Agreement, for which separate approval by the Gaming Authorities or the satisfaction of separate notice provisions may be required by the Gaming Laws; and

(j)         The Collateral Agent, the Secured Parties and their respective successors and assigns are subject to being called forward by the Gaming Authorities in their sole and absolute discretion, for licensing, a finding of suitability or other investigation authorized by the Gaming Laws in order to remain entitled to the benefits of this Agreement, any other Loan Documents and (if applicable) any Intercreditor Agreement, in each case, with respect to the Nevada Gaming Pledged Equity, the Mississippi Gaming Pledged Equity and the Missouri Gaming Pledged Equity.

(k)         Missouri Gaming Law Specific Provisions.  Each party hereto hereby acknowledges that:

(i)     notwithstanding anything contained in this Agreement or the other Loan Documents to the contrary, (A) no transfer in any way of an ownership interest, or exercise of a material right of an ownership interest, in any Grantor or any Subsidiary of a Grantor which holds a license issued by the Missouri Gaming Commission (such Pledged Equity, the “Missouri Gaming Pledged Equity”) shall occur unless it is first approved by the Missouri Gaming Commission pursuant to Title 21, Chapter 313, Section 313.807(4) of the Revised Statutes of Missouri and (B) the Collateral Agent shall not foreclose, take possession or otherwise exercise ownership or possessory rights of any slot machine (as defined in Title 11, Division 45, Section 10.055 of the Rules of the Department of Public Safety) constituting Collateral located or to be located in the State of Missouri unless the Collateral Agent (1) holds the applicable valid license issued by the Missouri Gaming Commission or, in the alternative, (2) uses a different mechanism that is in compliance with applicable Missouri laws (which mechanism could include, subject to the Missouri Gaming Commission’s approval, the sale, transfer or disposition by any Grantor of such slot machine to a Person holding the applicable valid license issued by the Missouri Gaming Commission, provided that such Person is acting on its own behalf and not as an agent of any party not licensed by the Missouri Gaming Commission to own or possess slot machines);

(ii)    the Collateral Agent and each other Secured Party hereby acknowledges that Missouri law does not presently allow, and the security interest granted in this Agreement does not authorize for so long as such prohibition exists, any pledge, hypothecation or transfers of gaming licenses (or any interest therein) issued by the Missouri Gaming Commission pursuant to Missouri law, or any security interest attached to any such license.

(l)          Louisiana Gaming Law Specific Provisions.  Each party hereto hereby acknowledges that:

(i)     notwithstanding anything contained in this Agreement or the other Loan Documents to the contrary, (A) no transfer of a five percent or more interest in any Grantor or any Subsidiary of a Grantor which holds a license or permit issued by the Louisiana Gaming Control Board shall occur unless the prior written approval of such transfer is provided by the Louisiana Gaming Control Board and (B) the Collateral Agent shall not foreclose, take possession or otherwise exercise ownership or possessory rights of any slot machine located or to be located in the State of Louisiana unless the Collateral Agent complies with all applicable Gaming Laws of the State of Louisiana; and

(ii)    the Collateral Agent and each other Secured Party hereby acknowledges that the Gaming Laws of Louisiana do not presently allow, and the security interest granted in this Agreement does not authorize for so long as the prohibition exists, any pledge, hypothecation or transfers of any gaming licenses or permits (or any interest therein) issued under the Louisiana Gaming Control Act, La. R.S. 27:1 et seq or any security interest attached to any such license or permit.

SECTION 2.03.    Representations, Warranties and Covenants.  The Grantors jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)         Schedule I correctly sets forth, as of the Closing Date, a true and complete list, with respect to each Grantor, of (i) all the Equity Interests owned by such Grantor in any Person and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity owned by such Grantor and (ii) all the Pledged Debt owned by such Grantor;

(b)         the Pledged Equity and Pledged Debt (solely with respect to Pledged Equity and Pledged Debt issued by a Person other than Parent or a Subsidiary of the Parent, to the best of such Grantor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity (solely with respect to Pledged Equity issued by a Person other than the Parent or a Subsidiary of the Parent, to the best of such Grantor’s knowledge), is fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Parent or a Subsidiary of the Parent, to the best of such Grantor’s knowledge), is the legal, valid and binding obligation of each issuer thereof;

(c)         each Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 8.01 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 8.01 of the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d)         except for restrictions and limitations imposed by the Loan Documents or applicable Laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)         each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)         no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than (i) such as have been obtained and are in full force and effect, (ii) authorizations, approvals or notices to or from Gaming Boards which may be required pursuant to applicable Gaming Laws after the date hereof in connection with (A) the addition of any Guarantor pursuant to Section 5.14 (which approvals each Grantor agrees to use its reasonable best efforts to obtain promptly upon the occurrence of the requirement to add such Guarantor or to pledge the Equity Interests of such Guarantor or any other Subsidiary of a Grantor the Equity Interests of which are required to be pledged pursuant to the terms of this Agreement and the Credit Agreement) or (B) the enforcement of remedies and (iii) the requirement under applicable Gaming Laws to provide routine post-closing notices and/or copies of Loan Documents to a Gaming Board); and

(g)         by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent or, subject to Section 2.07 in the case of the Nevada Gaming Pledged Equity, the Escrow Agent in accordance with this Agreement, the Collateral Agent for the benefit of the Secured Parties will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations, subject only to Liens permitted by Section 8.01 of the Credit Agreement, to the extent such perfection is governed by the Uniform Commercial Code of any applicable jurisdiction.

Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder without further consent by the applicable owner or holder of such Equity Interests.

SECTION 2.04.   Certification of Limited Liability Company and Limited Partnership Interests.  Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code or (b) certificate any Equity Interests in any such limited liability company or such limited partnership.  To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Collateral Agent pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof.  Each Grantor hereby agrees that if any of the Pledged Collateral is at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable Laws (including Gaming Laws) and requested by the Collateral Agent, (A) if necessary to perfect a security interest in such Pledged Collateral, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Collateral under the terms hereof, and (B) after the occurrence and during the continuance of any Event of Default, (1) cause the Organization Documents of each such issuer of Equity Interests constituting Pledged Collateral to be amended to provide that such Pledged Collateral shall be treated as “securities” for purposes of the Uniform Commercial Code and (2) cause such Pledged Collateral to become certificated and delivered to the Collateral Agent.

SECTION 2.05.   Registration in Nominee Name; Denominations.  If an Event of Default shall occur and be continuing, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement; provided, that the Collateral Agent shall give the Borrower prior notice of its intent to exercise such rights (although no such notice shall be required if an Event of Default under Section 9.01(f) of the Credit Agreement shall exist and be continuing).

SECTION 2.06.   Voting Rights; Dividends and Interest.

(a)         Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Borrower that the rights of the Grantors under this Section 2.06 are being suspended (although no such notice shall be required if an Event of Default under Section 9.01(f) of the Credit Agreement shall exist and be continuing):

(i)     each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner, except as may be permitted under this Agreement, the Credit Agreement or the other Loan Documents, that would materially and adversely affect the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii)    so long as no Event of Default shall have occurred and be continuing and thereafter so long as the Borrower has not received written notice from the Collateral Agent that the rights of the Grantors under this Section 2.06 are being suspended (although no such notice shall be required if an Event of Default under Section 9.01(f) of the Credit Agreement shall exist and be continuing) and to the extent required under applicable Law (including any Gaming Law), the Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and/or consensual rights and powers it is entitled to exercise pursuant to clause (i) above and shall, if necessary, execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to clause (i) above; and

(iii)   each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be promptly (and in any event within 30 days) delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).

(b)         Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under clause (a)(iii) of this Section 2.06 (although no such notice shall be required if an Event of Default under Section 9.01(f) of the Credit Agreement shall exist and be continuing), then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to clause (a)(iii) of this Section 2.06 shall cease, and, subject to any applicable Gaming Laws, all such rights shall thereupon become vested in the Collateral Agent, which shall have, subject to any applicable Gaming Laws, the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be promptly (and in any event within 30 days) delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this clause (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02.  After all Events of Default have been cured or waived, the Collateral Agent agrees to promptly pay to each Grantor (without interest) any dividends, interest, principal or other distributions that remain in such account to the extent that (i) such Grantor would otherwise be permitted to retain such dividends, interest, principal or other distributions pursuant to the terms of clause (a)(iii) of this Section 2.06 and (ii) the Collateral Agent and/or the Lenders are not otherwise permitted to retain such dividends, interest, principal or other distributions pursuant to the terms of the Credit Agreement and/or any of the other Loan Documents.

(c)         Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided the Borrower notice of the suspension of the rights of the Grantors under clause (a)(i) of this Section 2.06 (although no such notice shall be required if an Event of Default under Section 9.01(f) of the Credit Agreement shall exist and be continuing), then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to clause (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under clause (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights at the discretion of the Collateral Agent.  After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of clause (a)(i) of this Section 2.06.

(d)         Any notice given by the Collateral Agent to the Borrower suspending the rights of the Grantors under clause (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under clause (a)(i) or clause (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

SECTION 2.07.   Further Assurances.  In the event that Jefferies Finance LLC or and any successor Collateral Agent (or any of such successor Collateral Agent’s affiliates) does not maintain an office in the State of Nevada where the Nevada Gaming Pledged Equity may be maintained pursuant to the requirements of the Gaming Laws of Nevada, the Borrower, the Collateral Agent (or such successor Collateral Agent) and an appointed escrow agent reasonably acceptable to the Collateral Agent (the “Escrow Agent”) shall enter into an escrow agreement in substantially the form attached hereto as Exhibit V (or in such other form as may be reasonably acceptable to the Borrower, the Collateral Agent and the Escrow Agent) (the “Escrow Agreement”) with respect to the Nevada Gaming Pledged Equity.  The Borrower acknowledges and agrees that the Borrower shall bear all costs, expenses and fees in connection with the escrow arrangement contemplated by this Section 2.07 and the Escrow Agreement, including the costs, expenses and fees of the Escrow Agent.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01.   Security Interest.

(a)         As security for the payment or performance, as the case may be, in full of the Obligations, including the Obligations under the Guaranty, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)          all Accounts;

(ii)         all Chattel Paper;

(iii)        all Commercial Tort Claims listed on Schedule II hereto;

(iv)        all Deposit Accounts and Securities Accounts;

(v)         all Documents;

(vi)        all Equipment;

(vii)       all Fixtures;

(viii)      all General Intangibles and all Intellectual Property (including Intellectual Property Licenses and all causes of action for infringement of any of the Copyright, Patents and Trademarks, or unfair competition regarding the same (in the case of Trademarks));

(ix)        all Goods;

(x)         all Instruments;

(xi)        all Inventory;

(xii)       all Investment Property;

(xiii)      all Pledged Securities;

(xiv)       all books and records pertaining to the Article 9 Collateral;

(xv)        all Letters of Credit and Letter-of-Credit Rights;

(xvi)       all Money;

(xvii)      all other personal property; and

(xviii)     to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and the term “Collateral” shall not include) any Excluded Assets.

(b)         Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets of the Debtor, whether now owned or hereafter acquired” or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates.  Each Grantor agrees to provide such information to the Collateral Agent promptly upon any reasonable request.

(c)         The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d)         The Collateral Agent is authorized to file with the USPTO or the USCO (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States Intellectual Property granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantor as debtors and the Collateral Agent as secured party.

(e)         Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required (i) to enter into any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account, (ii) to take any action in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction to create any security interest in any assets located or titled outside of the U.S. or to perfect or make enforceable any security interests in any assets located outside of the U.S. (it being understood that nothing herein shall require security agreements or pledge agreements governed by the laws of any non-U.S. jurisdiction) any assets located outside of the United States or (iii) to perfect in any assets subject to a certificate of title statute.

SECTION 3.02.   Representations and Warranties.  The Grantors jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)         subject to Liens permitted by Section 8.01 of the Credit Agreement, each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than (i) any consent or approval that has been obtained and is in full force and effect, (ii) authorizations, approvals or notices to or from Gaming Boards which may be required pursuant to applicable Gaming Laws after the date hereof in connection with (A) the addition of any Guarantor pursuant to Section 5.14 or (B) the enforcement of remedies and (iii) the requirement under applicable Gaming Laws to provide routine post-closing notices and/or copies of Loan Documents to a Gaming Board;

(b)         the Uniform Commercial Code financing statements (including fixture filings solely in respect of real property required to be subject to a Deed of Trust pursuant to the Loan Documents, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) required by the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements and as required to be made in the USPTO and USCO in order to perfect the Security Interest in Article 9 Collateral consisting of Patents, Trademarks and Copyrights acquired or developed by the Grantors after the date hereof;

(c)         each Grantor represents and warrants that short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending, unless it constitutes an Excluded Asset) and United States registered Copyrights, respectively, have been or on the Closing Date shall be delivered to the Collateral Agent for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, as may be necessary to establish a valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of registrations and applications for Patents, Trademarks (except pending Trademark applications that constitute Excluded Assets) and Copyrights to the extent a security interest may be perfected by filing, recording or registration in the USPTO or the USCO, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed by any Grantor after the date hereof and (ii) the UCC financing and continuation statements contemplated in Section 3.02(b));

(d)         (i) when all appropriate filings, recordings, registrations or notifications are made as may be required under applicable Law  to perfect the Security Interest and (ii) upon the taking of possession or control by the Collateral Agent of such Article 9 Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by this Agreement), the Security Interest shall be prior to any other Lien on any of the Article 9 Collateral, other than (1) any nonconsensual Lien that is expressly permitted pursuant to Section 8.01 of the Credit Agreement and has priority as a matter of law and (2) Liens expressly permitted pursuant to Section 8.01 of the Credit Agreement; and

(e)         the Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 8.01 of the Credit Agreement.  None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable United States Laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 8.01 of the Credit Agreement.

SECTION 3.03.   Covenants.

(a)         The Borrower agrees promptly (and in any event within 45 days after such change) to notify the Collateral Agent in writing of any change in (i) legal name of any Grantor, (ii) the type of organization of any Grantor, (iii) the jurisdiction of organization of any Grantor, or (iv) the chief executive office of any Grantor and, upon request by the Collateral Agent, take all actions necessary to continue the perfection of the security interest created hereunder following any such change with the same priority as immediately prior to such change.  The Borrower agrees promptly to provide the Collateral Agent after notification of any such change with certified Organization Documents reflecting any of the changes described in the first sentence of this paragraph.

(b)         Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 7.01 of the Credit Agreement, the Borrower shall deliver to the Collateral Agent supplemental schedules to the Perfection Certificate executed by the chief financial officer or the chief legal officer of each of the Parent and the Borrower, as applicable.

(c)         Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(d)         At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 8.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 Business Days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization in accordance with Section 5.03;  provided,  however, the Grantors shall not be obligated to reimburse the Collateral Agent with respect to any Intellectual Property included in the Article 9 Collateral which any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain, in accordance with Section 3.03(f)(iv).  Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(e)         Commercial Tort Claims.  If the Grantors shall at any time hold or acquire a Commercial Tort Claim with a value reasonably estimated by such Grantor to exceed (i) $1,000,000 individually or (ii) when aggregated with all other Commercial Tort Claims for which this clause has not been satisfied, $5,000,000 in the aggregate, and, in each case, and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall within 45 days after the end of the fiscal quarter in which such complaint was filed (or such longer period as the Collateral Agent may agree) notify the Collateral Agent thereof in a writing signed by such Grantor including a brief summary description of such claim and grant to the Collateral Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

(f)         Intellectual Property Covenants.

(i)     Other than to the extent permitted herein or in the Credit Agreement, with respect to registration or pending application of each item of its Intellectual Property included in the Article 9 Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other governmental authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Article 9 Collateral of such Grantor.

(ii)    Other than to the extent permitted herein or in the Credit Agreement, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property included in the Article 9 Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, becomes publicly known).

(iii)   Other than to the extent permitted herein or in the Credit Agreement, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property included in the Article 9 Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(iv)   Notwithstanding clauses (i) through (iii) above, nothing in this Agreement or any other Loan Document prevents any Grantor from Disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property included in the Article 9 Collateral to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that any such Intellectual Property is immaterial to, no longer used or useful in, the conduct of its business.

(v)    Within 60 calendar days after the end of each calendar quarter, each Grantor shall provide a list of any additional registrations and applications for of Intellectual Property of such Grantor not previously disclosed to the Collateral Agent including such information as is necessary for such Grantor to make appropriate filings in the USPTO and the USCO with respect to Intellectual Property included in the Article 9 Collateral and deliver to the Collateral Agent at such time the short-form security agreement with respect to such Patents, Trademarks or Copyrights in appropriate form for filing with the

USPTO or USCO, as applicable, and record such agreements in the USPTO assignment database or USCO, as applicable.

(g)         Each Grantor shall, upon request of the Collateral Agent, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 8.01 of the Credit Agreement.  Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

SECTION 3.04.   Instruments.  If the Grantors shall at any time hold or acquire any Instruments constituting Article 9 Collateral (excluding checks), and evidencing an amount in excess of (a) $1,000,000 individually or (b) when aggregated with all other such Instruments for which this clause has not been satisfied $5,000,000 in the aggregate, such Grantor shall promptly (and in any event, within 60 days after the date of acquisition thereof or such longer period as to which the Collateral Agent may agree) endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

SECTION 3.05.   Partnership and Limited Liability Company Interests

(a)         Subject to any applicable Gaming Laws, each Grantor that is a member, manager and/or partner of a Pledged Equity Issuer and each Grantor that is a Pledged Equity Issuer hereby grants consent under each limited liability agreement, operating agreement, membership agreement, partnership agreement or similar agreement to which such Grantor is a party and relating to any Pledged Equity Interests (as amended, restated, supplemented or otherwise modified from time to time, each a “Pledged Partnership/LLC Agreement”) to permit each member, manager and/or partner of such Pledged Equity Issuer (i) to pledge all of the Pledged Equity Interests in which such member, manager and/or partner has rights, (ii) to grant and collaterally assign to the Collateral Agent, for the benefit of each Secured Party, a lien on and security interest in such Pledged Equity Interests and (iii) to, upon any foreclosure or other exercise of rights hereunder by the Collateral Agent in respect of such Pledged Equity Interests (or any other sale or transfer of such Pledged Equity Interests in lieu of such foreclosure), transfer to the Collateral Agent (or to the purchaser or other transferee of such Pledged Equity Interests in lieu of such foreclosure) such member, manager and/or partner's rights in and to such Pledged Equity Interests and rights and powers to manage and control the affairs of the applicable Pledged Equity Issuer, in each case, without any further consent, approval or action by any other party, including, without limitation, any other party to any Pledged Partnership/LLC Agreement or otherwise.

(b)         Subject to any applicable Gaming Laws, in connection with the Collateral Agent’s exercise of any rights and/or remedies in accordance with Section 4.01, the Collateral Agent or its designee (or any purchaser of the Pledged Equity Interests) shall have the right (but not the obligation) to be substituted for the applicable Grantor as a member, manager or partner under the applicable Pledged Partnership/LLC Agreement, and the Collateral Agent or its designee shall have all rights, powers and benefits of such Grantor as a member, manager or partner, as applicable, under such Pledged Partnership/LLC Agreement in accordance with the terms of this Section 3.05.  For avoidance of doubt, such rights, powers and benefits of a substituted member, manager or partner shall include all voting and other rights and not merely the rights of an economic interest holder.

(c)         Subject to any applicable Gaming Laws, during the period from the Closing Date until the termination of this Agreement in accordance with Section 5.13, no further consent, approval or action by any other party, including, without limitation, any other party to the applicable Pledged Partnership/LLC Agreement or otherwise shall be necessary to permit the Collateral Agent or its designee to be substituted as a member, manager or partner pursuant to this Section 3.05.  The rights, powers and benefits granted pursuant to this Section 3.05 shall inure to the benefit of the Collateral Agent, on its own behalf and on behalf of each other Secured Party, and each of their respective successors, assigns and designees, as intended third party beneficiaries.

(d)         Each Grantor and each applicable Pledged Equity Issuer agrees that during the period from the Closing Date until the termination of this Agreement in accordance with Section 5.13, no Pledged Partnership/LLC Agreement shall be amended to be inconsistent with the provisions of this Section 3.05 without the prior written consent of the Collateral Agent.

ARTICLE IV

Remedies

SECTION 4.01.   Remedies upon Default.

(a)         Upon the occurrence and during the continuance of an Event of Default, subject to applicable Gaming Laws, the Collateral Agent may exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable Law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent promptly, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to such occupancy; (iii) require each Grantor to, and each Grantor agrees that it will at its expense and upon the request of the Collateral Agent promptly, assign the entire right, title, and interest of such Grantor in each of the Patents, Trademarks, domain names and Copyrights to the Collateral Agent for the benefit of the Secured Parties; (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to such exercise; and (v) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof and, to the extent applicable, comply with any applicable Gaming Laws, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold, subject to any applicable Gaming Laws.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b)         The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or a portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be subject to applicable Gaming Laws and shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or a portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with applicable Gaming Laws and the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver, subject to applicable Gaming Laws.  Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02.   Application of Proceeds.

(a)         The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in the order provided for in the Credit Agreement.

(b)         The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Agreement and the Credit Agreement.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c)         In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied to or by the Collateral Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied.  All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Collateral Agent of any amounts distributed to it.

SECTION 4.03.   Grant of License to Use Intellectual Property; Power of Attorney.  For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants to the Collateral Agent a non-exclusive, royalty-free, limited license to use, license or, to the extent permitted under the terms of the relevant license, sublicense any of the Intellectual Property included in the Article 9 Collateral now owned or hereafter acquired by such Grantor, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided,  however, that all of the foregoing rights of the Collateral Agent to operate such license, sublicense and other rights shall be effective solely upon the occurrence and during the continuance of an Event of Default and nothing in this Section 4.03 shall require the Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted;  provided,  further, that such licenses granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.  Furthermore, each Grantor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the USPTO or the USCO in order to effect an absolute assignment of all right, title and interest in each registration and application for a Patent, Trademark or Copyright, and to record the same.

ARTICLE V

Miscellaneous

SECTION 5.01.   Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.02 of the Credit Agreement (whether or not then in effect).  All communications and notices hereunder to any Grantor other than the Borrower shall be given to it in care of the Borrower as provided in Section 11.02 of the Credit Agreement (whether or not then in effect).

SECTION 5.02.   Waivers; Amendment.

(a)         No failure by any Lender, any L/C Issuer, the Collateral Agent or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time.

(b)         Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.01 of the Credit Agreement.

SECTION 5.03.   Collateral Agent’s Fees and Expenses.

(a)         The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Sections 11.04 and 11.05 of the Credit Agreement (whether or not then in effect); provided that each reference therein to “Company” or the “Borrower” shall be deemed to be a reference to “each Grantor” and each reference therein to “Administrative Agent” shall be deemed to be a reference to “Collateral Agent”.

(b)         Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents.  The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 5.03 shall be payable promptly upon written demand therefor.

SECTION 5.04.   Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, to the extent permitted under Section 11.06 of the Credit Agreement.

SECTION 5.05.   Survival of Agreement.  All covenants, agreements, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf, and shall continue in full force and effect until the termination of the Aggregate Commitments and payment in full of all Obligations (other than (a) contingent indemnification obligations for which no claim has been made and (b) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Cash Management Bank and/or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer shall have been made).

SECTION 5.06.   Counterparts; Effectiveness; Successors and Assigns; Several Agreement.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns permitted thereby, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07.   Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5.08.   Right of Set-Off.  In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates shall have the rights specified in Section 11.08 of the Credit Agreement.

SECTION 5.09.   Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a)         The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b)         Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.10.   Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11.   Security Interest Absolute.  To the extent permitted by applicable Law, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 5.12.   [Reserved].

SECTION 5.13.   Termination or Release.

(a)         This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate with respect to all Obligations upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (i) contingent indemnification obligations for which no claim has been made and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Cash Management Bank and/or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer shall have been made).

(b)         A Grantor (other than the Borrower or the Parent) shall automatically be released from its obligations hereunder as provided in Section 10.10 of the Credit Agreement; provided that the Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c)         Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or transfer to another Grantor), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.10 or 11.01 of the Credit Agreement, the security interest of such Grantor in such Collateral shall be automatically released and the license granted in Section 4.03 shall be automatically terminated with respect to such Collateral.

(d)         In connection with any termination or release pursuant to clause (a),  (b) or (c) of this Section 5.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents and take all such further actions that such Grantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 10.10 of the Credit Agreement.  Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Collateral Agent, and such documents shall be in form and substance reasonably satisfactory to the Collateral Agent.

(e)         Notwithstanding anything to the contrary set forth in this Agreement, each Hedge Bank and Cash Management Bank by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the obligations of the Parent or any Subsidiary of the Parent under any Secured Hedge Agreement and any Cash Management Agreement, as applicable, shall be secured pursuant to this Agreement only to the extent that, and for so long as, the other Obligations are so secured and (ii) any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.

SECTION 5.14.   Additional Guarantors.  Each Subsidiary (other than an Excluded Subsidiary) of the Parent that is required to enter into this Agreement as a Grantor pursuant to Section 7.13 of the Credit Agreement shall, and any Subsidiary of the Parent may, execute and deliver a Security Agreement Supplement and a Perfection Certificate and thereupon such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.15.   Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Borrower of its intent to exercise such rights (although no such notice shall be required if an Event of Default under Section 9.01(f) of the Credit Agreement shall exist and be continuing), with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, including endorsing the name of any Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, making all determinations and decisions with respect thereto and obtaining or maintaining the policies of insurance required by Section 7.06 of the Credit Agreement or paying any premium in whole or in part relating thereto; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  Anything in this Section 5.15 to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 5.15 unless an Event of Default shall have occurred and be continuing.

The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein.  No Agent Party shall be liable in the absence of its own bad faith, gross negligence or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction. All sums disbursed by the Collateral Agent in connection with this Section 5.15, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, as provided in Sections 11.04 and 11.05 of the Credit Agreement and shall be additional Obligations secured hereby.

SECTION 5.16.   General Authority of the Collateral Agent.  By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

SECTION 5.17.   Reasonable Care.  The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property.

SECTION 5.18.   Deeds of Trust.  In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Deed of Trust and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Deed of Trust shall control in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral.

SECTION 5.19.    Reinstatement.  This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 5.20.    Miscellaneous.

(a)         The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact.

(b)         The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from the Grantor or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred.  The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

(c)         This Agreement is subject to the Gaming Laws. Without limiting the foregoing, the Collateral Agent and the Secured Parties acknowledge that (i) they are subject to being called forward by the Gaming Authorities, in their discretion, for licensing or a finding of suitability to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Gaming Authorities. The Collateral Agent and the Secured Parties agree to use commercially reasonable efforts to cooperate with the Gaming Authorities in connection with providing any documents or other information as such Gaming Authorities may request.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EVERI PAYMENTS INC.
EVERI HOLDINGS INC.
EVERI GAMES HOLDING INC.
EVERI GAMES INC.
MGAM TECHNOLOGIES, LLC, each as a Grantor

By:	/s/ Randy L. Taylor

Name:	Randy L. Taylor
Title:	Chief Financial Officer

CENTRAL CREDIT, LLC

By: Everi Payments Inc., its sole member, as a Grantor

By:	/s/ Randy L. Taylor

Name:	Randy L. Taylor
Title:	Chief Financial Officer

GCA MTL, LLC, as Grantor

By:	/s/ Michael D. Rumbolz

Name:	Michael D. Rumbolz
Title:	Chief Executive Officer

Signature Page for Security Agreement

JEFFERIES FINANCE LLC,
as the Collateral Agent

By:	/s/ E.J. Hess

Name:	E.J. Hess

Title:	Managing Director

Signature Page for Security Agreement

SCHEDULE I

Pledged Equity

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest/ Amount Authorized	No. Shares/Interest/ Amount Issued	Percent Pledged
Everi Payments Inc.	Everi Holdings Inc.	4	1,000	1,000	100%
GCA MTL, LLC	Everi Payments Inc.	N/A	N/A	N/A	100%
GCA India Private Limited	Everi Payments Inc. (99%)	1 2 4 5 6	270,000	19,500 10,2000 156,000 81,600 2,400	0%
Central Credit, LLC	Everi Payments Inc.	N/A	N/A	N/A	100%
Game Financial Caribbean N.V.	Everi Payments Inc.	5 6	9 (6 outstanding)	4 2	66 2/3%
Arriva Card, Inc.	Everi Payments Inc.	03	1,000	1,000	100%
Global Cash Access (Canada), Inc.	Everi Payments Inc.	R-5 R-6	Unlimited Common Shares	501 271	65%
Global Cash Access (UK) Limited	Everi Payments Inc.	4 5	100	35 65	65%
Global Cash Access (Belgium), S.A.	Everi Payments Inc. (1%)	N/A	61,500	615	100% (of 1% owned)
Global Cash Access (Belize) Ltd	Everi Holdings Inc.	3 4	10,000	0.65 0.35	65%
	Everi Payments Inc.	5 6		6,499.35 3,499.65

SCH I-1

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest/ Amount Authorized	No. Shares/Interest/ Amount Issued	Percent Pledged
Global Cash Access (BVI), Inc.	Everi Payments Inc.	4 5	100	65 35	65%
GCA (Macau), S.A.	Everi Payments Inc. (<1%)	N/A	10,000	1	100% (of the less than 1% owned)
Everi Games Holding Inc.	Everi Holdings Inc.	C-2	1,000	1,000	100%
Everi Games Inc.	Everi Games Holding Inc.	C-6	1,000	1,000	100%
MGAM Technologies, LLC	Everi Games Inc.	N/A	$100	$100	100%
MGAM Canada, Inc.	Everi Games Inc.	5 6 7 8	Unlimited	35 65 3,500 6,500	65%
MegaBingo International, LLC	Everi Games Inc.	N/A	500 units	500 units	65%
Everi Logistics LLC	Everi Payments Inc.	N/A	N/A	N/A	100%

SCH I-2

Pledged Debt

1.       Promissory Notes:

Payee	Payor	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged (Yes/No)
Everi Payments Inc. (f/k/a Global Cash Access, Inc.)	GCA (Macau), S.A.	23,321,492 HKD	January 1, 2014 (amended December 14, 2016)	5%	December 31, 2019	Yes
Everi Payments Inc. (f/k/a Global Cash Access, Inc.)	Global Cash Access (UK) Ltd.	4,069,257 GBP	January 1, 2014 (amended December 14, 2016)	5%	December 31, 2019	Yes
Everi Games Inc. (f/k/a Multimedia Games, Inc.)	Everi Payments Inc. (f/k/a Global Cash Access, Inc.)	$1,062,790,968	December 19, 2014	8.75%	December 19, 2019	Yes

2.       Chattel Paper:  None

SCH I-3

SCHEDULE II

Commercial Tort Claims

None.

SCH II-1

EXHIBIT I TO THE
SECURITY AGREEMENT

SUPPLEMENT NO. [__], dated as of [_______], 20[__], to the Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of May 9, 2017, among EVERI PAYMENTS INC. (the “Borrower”), the other Grantors from time to time party thereto and JEFFERIES FINANCE LLC, as Collateral Agent for the Secured Parties.

A.         Reference is made to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Everi Holdings Inc., Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender, and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

B.         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement, and if not defined therein, the Credit Agreement.

C.         The Grantors have entered into the Security Agreement in order to induce (i) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, and (ii) the Hedge Banks and the Cash Management Banks to enter into and/or maintain Secured Hedge Agreements and/or Secured Cash Management Agreements, as applicable. Section 5.14 of the Security Agreement provides that additional Restricted Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce (A) the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and (B) the Hedge Banks and the Cash Management Banks to enter into and/or maintain Secured Hedge Agreements and/or Secured Cash Management Agreements, as applicable, and as consideration for (1) Loans previously made and Letters of Credit previously issued and (2) Secured Hedge Agreements and Secured Cash Management Agreements previously entered into and/or maintained.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 5.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary whether now existing or hereafter acquired.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary.  The Security Agreement is hereby incorporated herein by reference.

EXHIBIT I-1

SECTION 2.  The New Subsidiary represents and warrants to the Collateral Agent for the benefit of the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Supplement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplement.  This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Collateral Agent has executed a counterpart hereof.

SECTION 4.  The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary, (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (c) Schedule I attached hereto sets forth a true and complete list, with respect to the New Subsidiary, of (i) all the Equity Interests owned by the New Subsidiary in any Person and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity owned by the New Subsidiary and (ii) all the Pledged Debt owned by the New Subsidiary and (d) Schedule I attached hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Subsidiary seeking damages in an amount of $1,000,000 or more.  Schedule I shall be incorporated into, and after the date hereof be deemed part of, Schedules to the Security Agreement and the Perfection Certificate.

SECTION 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SUPPLEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7.  If any provision of this Supplement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement s shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Security Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

EXHIBIT I-2

[Signatures on following page]

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Jurisdiction of Formation:
Address of Chief Executive Office:

JEFFERIES FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

EXHIBIT I-3

SCHEDULE I
TO SUPPLEMENTAL NO [___] TO THE
SECURITY AGREEMENT

LOCATION OF COLLATERAL

Description	Location

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

COMMERCIAL TORT CLAIMS

SCHEDULE I-1

Exhibit II

FORM OF
PATENT SECURITY AGREEMENT
(SHORT-FORM)

PATENT SECURITY AGREEMENT, dated as of [_____ ___], 20[__] (this “Agreement”), among EVERI PAYMENTS INC., a Delaware corporation (the “Borrower”), the other Grantors identified herein and JEFFERIES FINANCE LLC, as Collateral Agent for the Secured Parties.

Reference is made to that certain Security Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, the other Grantors identified therein and who from time to time become a party thereto and the Collateral Agent.  The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Everi Holdings Inc., Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender, and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).  The Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and the performance of obligations by the Hedge Banks and the Cash Management Banks under any Secured Hedge Agreements and Secured Cash Management Agreement, as applicable, and each undersigned Grantor is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Hedge Banks and the Cash Management Banks to enter in to such Secured Hedge Agreements and Secured Cash Management Agreements, as applicable.  Accordingly, the parties hereto agree as follows:

Section 1.  Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.  The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does pledge to the Collateral Agent for the benefit of the Secured Parties, and did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

All patents of the United States, all registrations and recordings thereof, and all applications for patents of the United States, and all reissues, re-examinations, continuations, divisions, continuations-in-part, renewals or extensions thereof, owned by the Grantors including those listed on Schedule I hereto,  the inventions or improvements disclosed or claimed therein, all Proceeds and products of any of the foregoing, and all causes of action arising prior to or after the date hereof for infringement of any of the foregoing.

EXHIBIT II-1

Section 3.  Termination.  This Patent Security Agreement and the security interest granted hereby (in each case, as to an individual Grantor) shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder.  The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver, at the sole expense of the Grantors, to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Patent Collateral acquired under this Agreement.  Additionally, upon such satisfactory performance or payment, the Collateral Agent shall reasonably cooperate, at the sole expense of the Grantors, with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Patent Collateral.

Section 4.  Supplement to the Security Agreement.  The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5.  Governing Law.  The terms of Section 11.14 of the Credit Agreement with respect to governing law are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Signatures on following page]

EXHIBIT II-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EVERI PAYMENTS INC., as the Borrower and a Grantor

By:
Name:
Title:

[GRANTORS], as a Grantor

By:
Name:
Title:

JEFFERIES FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

Signature Page for Patent Security Agreement

Schedule I

Short Particulars of U.S. Patent Collateral

Exhibit III

FORM OF
TRADEMARK SECURITY AGREEMENT
(SHORT-FORM)

TRADEMARK SECURITY AGREEMENT, dated as of [______] (this “Agreement”) among EVERI PAYMENTS INC., a Delaware corporation (the “Borrower”), the other Grantors identified herein and JEFFERIES FINANCE LLC, as Collateral Agent for the Secured Parties.

Reference is made to that certain Security Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, the other Grantors identified therein and who from time to time become a party thereto and the Collateral Agent.  The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Everi Holdings Inc., Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender, and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).  The Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and the performance of obligations by the Hedge Banks and the Cash Management Banks under any Secured Hedge Agreements and Secured Cash Management Agreement, as applicable, and the undersigned Grantor are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Hedge Banks and the Cash Management Banks to enter in to such Secured Hedge Agreements and Secured Cash Management Agreements, as applicable.  Accordingly, the parties hereto agree as follows:

Section 1.  Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.  The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does pledge to the Collateral Agent for the benefit of the Secured Parties, and did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a)  all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names, other source or business identifiers protected under the laws of the United States or any state or political subdivision thereof, all registrations and recordings thereof, all registration and recording applications filed in connection therewith in the USPTO, and all renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor, including those listed on Schedule I hereto,  (b) all

EXHIBIT III-1

goodwill connected with the use thereof and symbolized thereby; provided that the grant of security interest shall not include any “intent-to-use” trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, (c) all Proceeds and products of any of the foregoing, and (d) and all causes of action arising prior to or after the date hereof for infringement of any of the foregoing or unfair competition regarding the same.

Section 3.  Termination.  This Trademark Security Agreement and the security interest granted hereby (in each case, as to an individual Grantor) shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder.  The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver, at the sole expense of the Grantors, to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Trademark Collateral acquired under this Agreement.  Additionally, upon such satisfactory performance or payment, the Collateral Agent shall reasonably cooperate, at the sole expense of the Grantors, with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Trademark Collateral.

Section 4.  Supplement to the Security Agreement.  The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5.  Governing Law.  The terms of Section 11.14 of the Credit Agreement with respect to governing law are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Signatures on following page]

EXHIBIT III -2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EVERI PAYMENTS INC., as Borrower and a Grantor

By:
Name:
Title:

[GRANTORS], as a Grantor

By:
Name:
Title:

JEFFERIES FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

Signature Page for Trademark Security Agreement

Schedule I to
Trademark Security Agreement Supplement

UNITED STATES Trademarks, Service Marks and Trademark Applications

Grantor	Trademark or Service Mark	Date Granted	Registration No. and Jurisdiction

Grantor	Trademark or Service Mark Application	Date Filed	Application No. and Jurisdiction

Exhibit IV

FORM OF
COPYRIGHT SECURITY AGREEMENT
(SHORT-FORM)

COPYRIGHT SECURITY AGREEMENT, dated as of [_______ _], 20[__] (this “Agreement”) among EVERI PAYMENTS INC., a Delaware corporation (the “Borrower”), the other Grantors identified herein and JEFFERIES FINANCE LLC, as Collateral Agent for the Secured Parties.

Reference is made to that certain Security Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, the other Grantors identified therein and who from time to time become a party thereto and the Collateral Agent.  The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the Credit Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Everi Holdings Inc., Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender, and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).  The Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and the performance of obligations by the Hedge Banks and the Cash Management Banks under any Secured Hedge Agreements and Secured Cash Management Agreement, as applicable, and the undersigned Grantor are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Hedge Banks and the Cash Management Banks to enter in to such Secured Hedge Agreements and Secured Cash Management Agreements, as applicable.  Accordingly, the parties hereto agree as follows:

Section 1.  Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.  The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does pledge to the Collateral Agent for the benefit of the Secured Parties, and did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a)  all copyright rights in any work owned by the Grantor subject to and under the copyright laws of the United States, whether as author, assignee, transferee, exclusive licensee or otherwise,  (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO, including those listed on Schedule I hereto, (c) all Proceeds and products of  any of the foregoing, and (d) all causes of action arising prior to or after the date hereof for infringement of any of the foregoing.

EXHIBIT IV-1

Section 3.  Termination.  This Copyright Security Agreement and the security interest granted hereby (in each case, as to an individual Grantor) shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder.  The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver, at the sole expense of the Grantors, to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Copyright Collateral acquired under this Agreement.  Additionally, upon such satisfactory performance or payment, the Collateral Agent shall reasonably cooperate, at the sole expense of the Grantors, with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Copyright Collateral.

Section 4.  Supplement to the Security Agreement.  The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5.  Governing Law.  The terms of Section 11.14 of the Credit Agreement with respect to governing law are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Signatures on following page]

EXHIBIT IV -2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EVERI PAYMENTS INC., as the Borrower and a Grantor

By:
Name:
Title:

[GRANTORS], as a Grantor

By:
Name:
Title:

JEFFERIES FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

Signature Page for Copyright Security Agreement

Schedule I

Short Particulars of U.S. Copyright Collateral

Exhibit V

FORM OF

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”), is made and entered as of May 9, 2017, by and among Jefferies Finance LLC, as collateral agent for the Secured Parties (as defined in the Security Agreement referred to below) (together with its successors and assigns in such capacity, the “Collateral Agent”), Everi Holdings Inc. (the “Pledgor”), and Sierra Corporate Services, having its address at 100 West Liberty Street, 10th Floor, Reno, Nevada 89501, as custodian (in such capacity and together with its successors and assigns, the “Escrow Agent”).

Reference is made to Section 2.07 of the Security Agreement, dated as of May 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Pledgor, the other grantors party thereto and the Collateral Agent.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.

RECITALS

WHEREAS, pursuant to the terms of the Security Agreement, the Pledgor is granting, and any future Grantor may grant, a collateral security interest in the Nevada Gaming Pledged Equity;

WHEREAS, pursuant to requirements of the Nevada Gaming Commission applicable to Equity Interests held by the Pledgor in entities that are licensed or registered with the Nevada Gaming Commission, the Nevada Gaming Pledged Equity must be physically retained within the State of Nevada subject to the further requirements of the Nevada Gaming Commission and in accordance with the applicable provisions of the Nevada Gaming Control Act; and

WHEREAS, the Escrow Agent is willing and able to serve as an escrow holder for such purposes, subject to the terms and conditions of this Agreement.

IT IS THEREFORE AGREED:

1.         This Agreement is not intended to modify or amend the Security Agreement, but only to direct the activities of the Escrow Agent during the operation of the escrow.  The Pledgor and the Collateral Agent confirm that the copy of the Security Agreement attached hereto as Exhibit A is a true and correct copy of the agreement executed and delivered (or to be executed and delivered) by the Pledgor and the Collateral Agent in connection with the execution and delivery of this Agreement and that there are no amendments or other documents or agreements thereto that may affect the Escrow Agent’s duties and responsibilities hereunder.  The Escrow Agent has examined the Security Agreement and is empowered to perform such acts as are set forth in the Security Agreement.

2.         As soon as practicable after Pledgor’s receipt of all approvals from the Nevada Gaming Control Board and the Nevada Gaming Commission for the pledges of the Nevada Gaming Pledged Equity, the Pledgor agrees to deliver to the Escrow Agent the following share certificates (copies of which are attached hereto as Exhibit B to this Agreement), which constitute all of the Nevada Gaming Pledged Equity as of the date hereof:

EXHIBIT V-1

Company Name	Share Certificate No.	No. of Shares
[__]	[__]	[__]
[__]	[__]	[__]
[__]	[__]	[__]

3.         The Escrow Agent agrees to retain the Nevada Gaming Pledged Equity in a safe and secure fashion in its offices located at 100 West Liberty Street, 10th Floor, Reno, Nevada 89501 (the “Collateral Location”), subject to the terms and conditions of this Agreement and the Security Agreement.  The Pledgor shall notify the Nevada Gaming Control Board of the initial Collateral Location.  The Escrow Agent agrees (a) to provide the Pledgor and the Collateral Agent with thirty (30) days prior written notice of any anticipated or intended change of the Collateral Location during the term hereof (whether such change is made at the request of the Collateral Agent or otherwise), (b) not to move the certificates representing the Nevada Gaming Pledged Equity to a new Collateral Location until the Pledgor notifies the Escrow Agent that the Nevada Gaming Control Board has been notified by the Pledgor of such new location (and, where required, such Nevada Gaming Control Board has approved the new location) and in any event only on the instructions of the Collateral Agent (or if required by court order) to do so, and (c) to make the certificates representing the Nevada Gaming Pledged Equity available for inspection by agents or employees of the Nevada Gaming Control Board or any other applicable gaming authorities immediately upon request during normal business hours.

4.         The Pledgor and the Collateral Agent each consent to these arrangements and agree that the Escrow Agent shall serve in such capacity subject to the terms and conditions of this Agreement and the Security Agreement.

5.         Any action requested of the Escrow Agent shall be made in writing by the Collateral Agent (each such requested action an “Escrow Instruction”).  Subject to the foregoing, the Escrow Agent is authorized to accept and rely on facsimile machine transmitted instructions from any party hereto.  The Escrow Agent shall act in accordance with such Escrow Instruction.  The determination as to when a party shall have received any Escrow Instruction or a copy of an Escrow Instruction shall be determined in accordance with the determination of receipt of notices under the Security Agreement.  The Escrow Agent agrees that it shall accept instructions or directions with respect to the Nevada Gaming Pledged Equity from the Collateral Agent, and shall disregard any instructions or directions from the Pledgor or its respective affiliates; provided,  however, that the Collateral Agent shall forward to the Pledgor a copy of any such instructions or directions given by the Collateral Agent to the Escrow Agent within five (5) Business Days of its delivery thereof; provided,  further however, that the failure to forward such instructions or directions to the Pledgor shall not affect the Escrow Agent’s right and obligation to comply with such instructions or directions from the Collateral Agent.

6.         Upon delivery of the certificates representing the Nevada Gaming Pledged Equity to the Escrow Agent, the security interest of the Collateral Agent in such certificates shall be perfected under Article 8 and Article 9 of the Uniform Commercial Code as in effect in the State of Nevada.  Upon delivery or transfer of the Nevada Gaming Pledged Equity into the District Court, the Escrow Agent shall have no further liability to either party with respect to the escrow Nevada Gaming Pledged Equity.

7.         The Escrow Agent shall have no responsibilities to the Pledgor and the Collateral Agent except as specifically provided in this Agreement or any Escrow Instructions and shall not be responsible

EXHIBIT V -2

for the performance of the Pledgor or the Collateral Agent of any obligation set forth in the Security Agreement.  The Escrow Agent shall have no responsibility to determine whether the Nevada Gaming Pledged Equity should be delivered to the Pledgor or the Collateral Agent under the terms of the Security Agreement but shall rely only on the written instructions of the parties or, if applicable, the order of any court having jurisdiction over the matter.  No implied duties or responsibilities of the Escrow Agent shall be read into the Escrow Instructions.  The Pledgor shall indemnify, defend, and hold the Escrow Agent harmless from and against any and all liability, cost, and expense (including reasonable attorney’s fees and costs) and including specifically but without limitation any legal or other expenses with respect to any action for interpleader or similar action by the Escrow Agent, arising out of or in any way connected with the performance by the Escrow Agent under the provisions of this Agreement or any Escrow Instructions, excepting any liability, cost or expense arising out of the gross negligence or willful misconduct of the Escrow Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision).  The Escrow Agent shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith.  In the event the Escrow Agent files a suit in interpleader, the Escrow Agent shall ipso facto be fully released and discharged from all obligations imposed upon the Escrow Agent under this Agreement.  The indemnifications provided herein shall survive termination of this Agreement.  The Escrow Agent may consult with its counsel with respect to the Escrow Agent’s performance under the provisions of these Escrow Instructions, and the Escrow Agent shall not be liable for any action taken or omitted to be taken by it in accordance with advice of such counsel, excepting any liability, cost or expense arising out of the gross negligence or willful misconduct of the Escrow Agent.

8.         Should the Escrow Agent receive or become aware of any conflicting demands or claims with respect to this Agreement or the rights of any of the parties hereto, or any documents deposited herein or affected hereby, the Escrow Agent shall continue to hold the Nevada Gaming Pledged Equity, or if appropriate and consented to by the Collateral Agent, relinquish custody thereof to the Collateral Agent, until such conflict is resolved to the Escrow Agent’s satisfaction, and the Escrow Agent shall have the further right to commence or defend any action or proceedings for determination of such conflict

9.         The Escrow Agent may resign and discharge itself of the obligations created hereby by sending written notice thereof to Pledgor and the Collateral Agent not less than twenty (20) days prior to the date in which such notice specifies as the date upon which the Escrow Agent’s resignation shall take effect.  The Pledgor and the Collateral Agent shall work in good faith to reach agreement on the appointment of, and to appoint, a successor escrow agent by the effective time of any resignation of the Escrow Agent.  Should such successor escrow agent not be so appointed by the effective time of the Escrow Agent’s resignation, a successor escrow agent shall be appointed by a court of competent jurisdiction upon the petition of the Escrow Agent.  Any successor escrow agent appointed hereunder shall execute, acknowledge, and deliver to the Escrow Agent, the Pledgor and the Collateral Agent a written instrument accepting such appointment and thereupon such successor escrow agent, without further action on its part, shall become substituted in the place and stead of the Escrow Agent hereunder.  The Escrow Agent, upon being paid in full all sums due to it hereunder (including without limitation all reasonable legal and other expenses incurred by the Escrow Agent in connection with the petition to appoint the successor escrow agent), shall immediately transfer to the successor agent all monies, notices, and other documents held by the Escrow Agent hereunder against the receipt of such escrow agent therefor and shall thereupon be fully released and discharged from any further liability and/or responsibility hereunder.

10.         The Escrow Instructions set forth herein shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada and the Nevada Gaming Control Act.  As to the Escrow Agent, this Agreement and any Escrow Instructions constitute the entire agreements among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous instructions and undertakings of the parties in connection herewith; it being understood that the foregoing shall

EXHIBIT V -3

not alter, amend, modify or affect the continued validity of the Security Agreement and the agreements contemplated therein and thereby.  All of the terms, covenants, conditions, and provisions of this Agreement and any Escrow Instructions shall inure to the benefit of the parties hereto and to their respective heirs, legatees, devisees, personal representatives, executors, administrators, successors, and permitted assigns.  No failure or delay on the part of a party hereto in exercising any right, power, or remedy afforded it hereunder may be, or may deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, or remedy preclude any other or further exercise of any right, power, or remedy.  The invalidity of any provisions hereof shall in no way affect the validity of any other provision hereof.

11.         Each of the parties hereto acknowledges that the Escrow Agent is owned by and its officers and directors are partners in the law firm of McDonald Carano LLP (the “Law Firm”).  The Law Firm has previously served as counsel to Jefferies Finance LLC, the Collateral Agent, in other matters and in a matter related to this current transaction and serves as counsel to the Escrow Agent.  Further, the Law Firm represents a broad base of clients on a variety of matters.  Absent an effective conflicts waiver, conflicts of interest may arise that could adversely affect the Collateral Agent’s ability and the ability of other clients of the Law Firm to choose the Law Firm as its counsel and thereby preclude the Law Firm from representing the Collateral Agent or Escrow Agent or other clients of the Law Firm in pending or future matters.  Given that possibility and desiring to be fair to all parties, this Agreement also confirms the understanding of the parties that the Law Firm may represent other present or future clients on matters unrelated to the duties of its subsidiary, the Escrow Agent, whether or not on a basis adverse to the Collateral Agent, including involvement in litigation, legal or other proceedings or matters so long as such representation is not prohibited by law or involves claims against either the Collateral Agent in any matter relating to terms of this Agreement (referred to as a “Permitted Adverse Representation”).  The Collateral Agent and the Pledgor agree that neither they nor any of them acting on its own part will assert the Law Firm’s ownership, control, and representation of the Escrow Agent as a basis for disqualifying the Law Firm from representing another party in any Permitted Adverse Representation and agree that any such adverse representation does not constitute a breach of duty by the Escrow Agent or an unacceptable conflict of interest by the Law Firm.  For the purposes of this paragraph, the Law Firm is a third-party beneficiary of this Agreement and may rely on these agreements by the parties when accepting matters of engagement as legal counsel. The Collateral Agent and the Pledgor each, after consultation with independent counsel, acknowledge any conflicts of interest that may be inherent in such representations and/or involvements by the Law Firm and its various partners and lawyers with the parties as so disclosed, waive any objections they may have to these involvements and relationships, and release and discharge the Law Firm, its partners, and all of its lawyers from any objections it or they may have against them as a result of any actual or potential conflicts of interest posed by these circumstances; provided, however, that any confidential information of a party hereto that the Law Firm may be in possession of, shall not be used for the benefit of, or disclosed to, any another party.  The parties, with full knowledge of such relationships, expressly request the Law Firm and its partners to permit Escrow Agent to be utilized for the services described herein.

12.         The Escrow Agent shall be paid the following fees by the Pledgor for its services rendered pursuant to this Agreement:

(i)   an initial fee of Two Thousand Dollars ($2,000.00), payable in advance, for the Nevada Gaming Pledged Equity delivered hereunder to be held, plus

(ii)  an annual fee of One Thousand Dollars ($1,000.00), payable in advance, commencing January 1, 2018, and continuing thereafter for each year or partial year during which the Escrow Agent provides its services hereunder; plus

EXHIBIT V -4

(iii) any time spent by any of the lawyers of the Law Firm in negotiating or drafting this Agreement and any amendments or supplements to this Agreement or responding to or complying with any orders or directives issued by the Nevada Gaming Control Board and/or the Nevada Gaming Commission, the Collateral Agent, or the Pledgor or any communications, inquiries, conflicts, controversies or any other matters arising under this Agreement shall be billed and paid at the rate of Five Hundred Fifty Dollars ($550.00) per hour, plus reasonable and documented out-of-pocket expenses.

All expenses and fees of the Escrow Agent in maintaining this escrow shall be paid by the Pledgor.

13.         Notices

(a)         Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows:

if to the Pledgor at:

Everi Holdings Inc.
7250 S. Tenaya Way, Suite 100

Las Vegas, NV 89113

Attention:  Randy L. Taylor

Facsimile number:  702-855-3002

Email:  rtaylor@everi.com

Telephone number:  702-855-3000

if to the Collateral Agent at:

Jefferies Finance LLC

520 Madison Avenue

New York, New York 10022

Attention: Account Officer – Everi

Facsimile: 212-284-3444

Email: JFin.Admin@Jefferies.com

if to the Escrow Agent at:

Sierra Corporate Services
100 West Liberty Street, 10th Floor
Reno, NV 89501

Attention:  President
Phone:  775-788-2000

Fax:  775-788-2020
Email:  scspresident@mcdonaldcarano.com

With copies to:         McDonald Carano LLP

2300 West Sahara Avenue, Suite 1200

Las Vegas, NV  89102

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Attn: P. Gregory Giordano, Esq.

Phone:  702-873-4100

Fax:  702-873-9966

Email:  ggiordanos@mcdonaldcarano.com

14.         The Escrow Agent may terminate this Agreement upon thirty (30) days prior written notice to the Collateral Agent and the Pledgor.  The Collateral Agent may terminate this Agreement upon thirty (30) days prior written notice to the Escrow Agent, the Pledgor and the Nevada Gaming Control Board of the change in the Collateral Location.  This Agreement may be terminated immediately upon written notice to the Escrow Agent and the Pledgor from the Collateral Agent, on termination or release of the security interest(s) in the Nevada Gaming Pledged Equity; provided that any notice from the Collateral Agent must contain the Collateral Agent’s acknowledgement of the termination or release of its security interest in the Nevada Gaming Pledged Equity.  Upon termination hereof, if the Escrow Agent has not previously released the certificates representing the Nevada Gaming Pledged Equity in accordance with this Agreement, the Escrow Agent shall deliver such certificates to such person(s) as shall be designated in writing by the Collateral Agent or by order of any court of competent jurisdiction and this Agreement shall continue in full force and effect until such time.  Notwithstanding the foregoing, so long as the entity whose equity interests constitute any part of the Nevada Gaming Pledged Equity is licensed by or registered with the Nevada gaming authorities, the certificates representing such Nevada Gaming Pledged Equity may not be surrendered by the Escrow Agent to any party other than the Pledgor (to the extent permitted by the Collateral Agent) or a successor custodian in Nevada designated by the Collateral Agent (with thirty (30) days prior written notice to the Pledgor) without the prior approval of the Nevada Gaming Control Board and/or the Nevada Gaming Commission, as applicable.

15.         These Escrow Instructions may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

16.         This Agreement shall not be modified except by an instrument in writing signed by the parties hereto.  From time to time, at the request and expense of the requesting party, each party agrees to and shall execute and deliver such further instruments and take such other action as the requesting party may reasonably request in order to effectuate the transactions set forth herein.

17.         This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Nevada applicable to contracts made and performed in such state.

[Signatures on following page]

EXHIBIT V -6

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Everi Holdings Inc., as the Pledgor

By:
Name:
Title:

Jefferies Finance LLC, as the Collateral Agent

By:
Name:
Title:

Sierra Corporate Services, as the Escrow Agent

By:
Name:
Title:

Signature Page to Escrow Agreement

Exhibit A

Security Agreement

[See attached.]

Exhibit B

Nevada Gaming Pledged Equity

[See attached.]